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                                                                EXHIBIT 10.1.9

                               NINTH AMENDMENT TO
                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                      OF FELCOR SUITES LIMITED PARTNERSHIP


         This Ninth Amendment to Amended and Restated Agreement of Limited Partnership of FelCor Suites Limited Partnership (the "Amendment"), is entered into as of May 6, 1998, by and between FelCor Suite Hotels, Inc., a Maryland corporation, as General Partner, and all other persons and entities who are or shall in the future become limited partners of this limited partnership in accordance with the provisions of the Partnership Agreement (as hereinafter defined).

                                R E C I T A L S:

         A. The parties have previously executed and delivered that certain Amended and Restated Agreement of Limited Partnership of FelCor Suites Limited Partnership dated as of July 25, 1994, as previously amended (the "Partnership Agreement"), pursuant to which they formed a Delaware limited partnership under the name "FelCor Suites Limited Partnership" (the "Partnership").

         B. Pursuant to Sections 4.6 and 1.4 of the Partnership Agreement, the General Partner is authorized to cause the Partnership to issue from time to time Partnership Securities in one or more classes, and in one or more series of any such classes, and to establish the designations, preferences, rights, powers and duties of such classes and series.

         C. The General Partner desires to exercise such authority by amending the Partnership Agreement as provided herein to establish a new class and series of Partnership Securities.

         NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

         1. Definitions. All capitalized terms used without definition herein shall have the meanings set forth therefor in the Partnership Agreement.

         2. Amendment of Partnership Agreement. The Partnership Agreement is hereby amended to add an Addendum No. 3 to the Partnership Agreement to create and provide for the authorization for issuance of a class of the Partnership Securities designated as the "Series B Cumulative Redeemable Preferred Units," having the preferences and relative, participating, optional or other special rights, powers and duties set forth in such Addendum No. 3. Such Addendum No. 3 shall be in the form of Addendum No. 3 attached to this Amendment. The Addendum No. 3 is hereby incorporated into and made a part of the Partnership Agreement for all purposes.





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         IN WITNESS WHEREOF, the General Partner has caused this Amendment to be duly executed in its respective capacities set forth below as of the date first set forth above.


                            GENERAL PARTNER:

                            FELCOR SUITE HOTELS, INC.,
                            a Maryland corporation


                            By:      /s/ Lawrence D. Robinson
                                   --------------------------------------------
                            Name:    Lawrence D. Robinson
                                   --------------------------------------------
                            Title:   Senior Vice President & General Counsel
                                   --------------------------------------------


                            LIMITED PARTNERS (for all the Limited Partners now and hereafter admitted as limited partners of the Partnership, pursuant to the powers of attorney in favor of the General Partner contained in Section
                            1.4 of the Agreement):

                            By:    FELCOR SUITE HOTELS, INC., acting as
                                   General Partner and as duly authorized
                                   attorney-in-fact



                                   By:       /s/ Lawrence D. Robinson
                                           ------------------------------------
                                   Name:     Lawrence D. Robinson
                                           ------------------------------------
                                   Title:  Sr. Vice President & General Counsel
                                           ------------------------------------










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                       FELCOR SUITES LIMITED PARTNERSHIP

                             _____________________

                     ADDENDUM NO. 3 TO AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

                             _____________________

                                 DESIGNATION OF
                 SERIES B CUMULATIVE REDEEMABLE PREFERRED UNITS


         The undersigned General Partner of FelCor Suites Limited Partnership, a Delaware limited partnership (the "PARTNERSHIP"), pursuant to the authority expressly granted to the General Partner by the Amended and Restated Agreement of Limited Partnership of FelCor Suites Limited Partnership dated as of July 25, 1994, as amended, pursuant to which the Partnership is formed (the "PARTNERSHIP AGREEMENT"), and in particular Sections 1.4 and 4.6 thereof, hereby executes and delivers this Addendum No. 3 to the Partnership Agreement (the "ADDENDUM"), which Addendum is hereby made a part of the Partnership Agreement for all purposes, to create and provide for the issue of a class of Partnership Units and to fix the designations, preferences and relative, participating, optional or other special rights, powers and duties thereof as follows:

         1. DESIGNATION OF CLASS. A class of units of the Partnership is hereby authorized and designated as the "Series B Cumulative Redeemable Preferred Units" (the "SERIES B PREFERRED UNITS"). The Series B Preferred Units shall have the preferences and relative, participating, optional or other special rights, powers and duties that are set forth in this Addendum and to the extent permitted by this Addendum, established by the General Partner and set forth in any amendments to the Partnership Agreement or any amendments or annexes to this Addendum.

         2. AUTHORIZED NUMBER OF SERIES B PREFERRED UNITS. The authorized number of Series B Preferred Units shall be 57,500.

         3.      PREFERENCES, RIGHTS, POWERS AND DUTIES.

                 3.1 DEFINITIONS. For purposes of the Series B Preferred Units, the following terms shall have the meanings indicated:

      "Addendum" shall have the meaning set forth in the preamble hereof.

                 "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally- chartered banking institutions in Texas or New York are not required to be open.

                 "Call Date" shall have the meaning set forth in Section
         3.4(b).





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                 "Common Unit" shall mean the units of partnership interest of the Partnership not designated as Preferred Units.

                 "Common Stock" shall mean the common stock, $0.01 par value per share, of the General Partner.

                 "Distribution Payment Date" shall mean the last calendar day of January, April, July and October in each year, commencing on July 31, 1998; PROVIDED, HOWEVER, that if any Distribution Payment Date falls on any day other than a Business Day, the distribution payment due on such Distribution Payment Date shall be paid on the Business Day immediately following such Distribution Payment Date.

                 "Distribution Period" shall mean quarterly distribution periods commencing February 1, May 1, August 1 and November 1 of each year and ending on and including the day preceding the first day of the next succeeding Distribution Period (other than the initial Distribution Period, which shall commence on May 7, 1998 and end on and include July 31, 1998).

                 "General Partner" shall mean FelCor Suite Hotels, Inc., a Maryland corporation, which is the sole general partner of the Partnership.

                 "Issue Date" shall mean the date on which the Partnership first issues a Series B Preferred Unit.

                "Junior Units" shall have the meaning set forth in Section
        3.6(c).

                "Parity Units" shall have the meaning set forth in Section
        3.6(b).

                "Partnership" shall have the meaning set forth in the preamble hereof.

                "Partnership Agreement" shall have the meaning set forth in the preamble hereof.

                 "Preferred Units" shall mean units of partnership interest of the Partnership designated as having certain preferences to the Common Units with respect to distributions or upon liquidation of the Partnership.

                 "Series B Preferred Stock" shall mean the 9% Series B Cumulative Redeemable Preferred Stock, $0.01 par value and $2,500.00 liquidation preference per share, of the General Partner.

                 "Series B Preferred Units" shall have the meaning set forth in
         Section 1.

                 "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Partnership in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Partnership, the allocation of funds to be so paid on any series or class





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         of capital units of the Partnership; PROVIDED, HOWEVER, that if any funds for a class or series of Junior Units or any class or series of Parity Units are placed in a separate account of the Partnership or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series B Preferred Units shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

                 Initially capitalized terms used without definition herein shall have the meanings set forth therefor in the Partnership Agreement. Other terms defined herein have the meanings so given them. Whenever the context requires, the gender of all words used in this Addendum shall include the masculine, feminine and neuter form of such words, and the singular form shall include the plural and vice versa.

                 3.2      DISTRIBUTIONS.

                 (a) The holders of the Series B Preferred Units shall be entitled to receive, when, as and if declared by the General Partner out of funds legally available for that purpose, distributions payable in cash in an amount per Series B Preferred Unit equal to $225.00 per annum. Such distributions shall be cumulative from May 7, 1998, whether or not in any Distribution Period or Periods there shall be funds of the Partnership legally available for the payment of such distributions, and shall be payable quarterly, when, as and if declared by the General Partner, in arrears on Distribution Payment Dates, commencing on the first Distribution Payment Date after the Issue Date. Each such distribution shall be payable in arrears to the holders of record of the Series B Preferred Units, as they appear on the records of the Partnership at the close of business on such record dates, not more than sixty (60) days preceding such Distribution Payment Dates thereof, as shall be fixed by the General Partner. Accrued and unpaid distributions for any past Distribution Periods may be declared and paid at any time, without reference to any regular Distribution Payment Date, to holders of record on such date, not exceeding forty-five (45) days preceding the payment date thereof, as may be fixed by the General Partner.

                 (b) The amount of distributions payable for each full Distribution Period for the Series B Preferred Units shall be computed by dividing the annual distribution rate by four. The amount of distributions payable for any period shorter or longer than a full Distribution Period, on the Series B Preferred Units shall be computed on the basis of a 360-day year. consisting of twelve 30-day months. Holders of the Series B Preferred Units shall not be entitled to any distributions, whether payable in cash, property or units, in excess of cumulative distributions, as herein provided, on the Series B Preferred Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series B Preferred Units that may be in arrears.

                 (c) So long as any of the Series B Preferred Units are outstanding, no distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Units for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the





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Series B Preferred Units for all Distribution Periods terminating on or prior to the Distribution Payment Date on such class or series of Parity Units. When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions declared upon the Series B Preferred Units and all distributions declared upon any other class or series of Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Series B Preferred Units and accumulated and unpaid on such Parity Units.

                 (d) So long as any of the Series B Preferred Units are outstanding, no distributions (other than dividends or distributions paid in units of, or options, warrants or rights to subscribe for or purchase units of, Junior Units), shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Units, nor shall Junior Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Units made for purposes of an employee incentive or benefit plan of the Partnership for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such units) by the Partnership, directly or indirectly), unless in each case (i) the full cumulative distributions on all outstanding Series B Preferred Units and any other Parity Units shall have been paid or set apart for payment for all past Distribution Periods with respect to the Series B Preferred Units and all past distribution periods with respect to such Parity Units and (ii) sufficient funds shall have been paid or set apart for the payment of the distribution for the current Distribution Period with respect to the Series B Preferred Units and the current Distribution Period with respect to such Parity Units.

                 3.3      LIQUIDATION PREFERENCE.

                 (a) In the event of any liquidation, dissolution or winding up of the Partnership, whether voluntary or involuntary, before any payment or distribution of the assets of the Partnership (whether capital or surplus) shall be made to or set apart for the holders of Junior Units, the holders of the Series B Preferred Units shall be entitled to receive two thousand five hundred dollars ($2,500.00) per Series B Preferred Unit plus an amount equal to all distributions (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders, but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable among the holders of the Series B Preferred Units shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other class or series of Parity Units, then such assets, or the proceeds thereof, shall be distributed among the holders of the Series B Preferred Units and any such other Parity Units ratably in accordance with the respective amounts that would be payable on such Series B Preferred Units and any such other Parity Units if all amounts payable thereon were paid in full. For the purposes of this
         Section 3.3, (i) a consolidation or merger of the Partnership with one or more Persons, (ii) a sale or transfer of all or substantially all of the assets of the Partnership, or (iii) a statutory exchange of units shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Partnership.





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                 (b)      Subject to the rights of the holders of any series or
         class or classes of Parity Units, after payment shall have been made in full to the holders of the Series B Preferred Units, as provided in this Section 3.3, any other series or class or classes of Junior Units shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series B Preferred Units shall not be entitled to share therein.

                 3.4      REDEMPTION.

                 (a) The Series B Preferred Units shall be redeemable by the Partnership solely when, as, and if any share of the Series B Preferred Stock is redeemed by the General Partner and in the same proportion as shares of the Series B Preferred Stock are redeemed by the General Partner so that the number of Series B Preferred Units remaining unredeemed shall be the same as, and at all times equal to, the number of shares of Series B Preferred Stock remaining unredeemed. The Series B Preferred Stock is not redeemable by the General Partner prior to May 7, 2003, and, therefore, the Series B Preferred Units shall not be redeemable by the Partnership prior to such date.

                 (b) Upon redemption of the Series B Preferred Units by the Partnership on the date specified in the notice to holders required under subparagraph (d) of this Section 3.4 (the "CALL DATE"), each Series B Preferred Unit called for redemption shall be redeemed in cash at a price per unit equal to $2,500.00 per unit, plus all accrued and unpaid distributions thereon to the Call Date, without interest, to the extent that the Partnership has funds legally available therefor. The redemption price of the Series B Preferred Units (other than any portion thereof consisting of accrued and unpaid distributions) must be paid solely from the sale proceeds of other equity interests of the Partnership and not from any other source.
         For purposes of the foregoing sentence, "equity interests" means any general partner interests, limited partner interests, preferred units, depositary shares, interests, participations, or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for partnership units) or options to purchase any of the foregoing. Distributions payable on the Series B Preferred Units for any period greater or less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Except as provided above, the Partnership shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series B Preferred Units called for redemption or on the equity interests issued upon such redemption.

                 (c) If full cumulative distributions on the Series B Preferred Units and any other class or series of Parity Units have not been paid or declared and set apart for payment, the Series B Preferred Units may not be redeemed in part and the Partnership may not purchase or acquire Series B Preferred Units, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series B Preferred Units.

                 (d) If the Partnership shall redeem Series B Preferred Units pursuant to this Section 3.4, notice of such redemption shall be given to the holders of the Series B





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         <Page 8>
         Preferred Units called for redemption as soon as practicable after notice of redemption of the Series B Preferred Stock is given by the General Partner.

                 From and after the Call Date (unless the Partnership shall fail to make available the amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, distributions on the Series B Preferred Units so called for redemption shall cease to accrue, (ii) such units shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series B Preferred Units shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates).

                 As promptly as practicable after the surrender in accordance with such notice of the certificates for any such units so redeemed (properly endorsed or assigned for transfer, if the Partnership shall so require and if the notice shall so state), such units shall be exchanged for cash (without interest thereon) for which such units have been redeemed. If fewer than all the outstanding Series B Preferred Units are to be redeemed, units to be redeemed shall be selected by the Partnership from outstanding Series B Preferred Units not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Partnership in its sole discretion to be equitable. If fewer than all the Series B Preferred Units represented by any certificate are redeemed, then new certificates representing the unredeemed units shall be issued without cost to the holder thereof.

                 3.5      CONVERSION.  Holders of Series B Preferred Units
                   shall have no conversion rights.

                 3.6      RANKING.  Any class or series of units of the
                   Partnership shall be deemed to rank:

                 (a) prior to the Series B Preferred Units, as to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series B Preferred Units;

                 (b) on a parity with the Series B Preferred Units, as to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per unit thereof be different from those of the Series B Preferred Units, if the holders of such class of units or series and the Series B Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per unit or liquidation preferences, without preference or priority one over the other ("PARITY UNITS"); the Series A Cumulative Convertible Preferred Units shall be Parity Units with respect to the Series B Preferred Units; and





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                 (c)      junior to the Series B Preferred Units, as to the
         payment of distributions or as to the distribution of assets upon liquidation, dissolution or winding up, if such units or series shall be Common Units or if the holders of the Series B Preferred Units shall be entitled to receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of such units or series ("JUNIOR UNITS").

                 3.7 RECORD HOLDERS. The Partnership may deem and treat the record holder of any Series B Preferred Units as the true and lawful owner thereof for all purposes, and the Partnership shall not be affected by any notice to the contrary.

         IN WITNESS WHEREOF, the Partnership has caused this Addendum to be executed by its General Partner, acting through its duly authorized officer, as of this 6th day of May, 1998.


                       FELCOR SUITES LIMITED PARTNERSHIP

                       By:      FELCOR SUITE HOTELS, INC., a
                                Maryland corporation, as its General Partner



                                By:       /s/ Lawrence D. Robinson
                                        -----------------------------------------------------
                                Name:   Lawrence D. Robinson
                                      -------------------------------------------------------
                                Title:  Sr.Vice President & General Counsel
                                        -----------------------------------------------------





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